SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INVESTMENT MANAGERS SERIES TRUST

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Your Vote Counts! INVESTMENT MANAGERS SERIES TRUST 2025 Joint Special Meeting Vote by September 11, 2025 11:59 PM ET INVESTMENT MANAGERS SERIES TRUST 235 WEST GALENA STREET MILWAUKEE, WISCONSIN 53212 V77212 - S19121 You invested in a series of the INVESTMENT MANAGERS SERIES TRUST and it’s time to vote! You have the right to vote on proposals being presented at the Joint Special Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on September 12, 2025. Get informed before you vote View the Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 29, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1 - 800 - 579 - 1639 or (3) send an email to sendmaterial@proxyvote.com . If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* September 12, 2025 10:00 am Pacific time 2220 E. Route 66, Suite 226 Glendora, California 91740 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to req uest a ballot to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends For 1. Election of Trustees Nominees: 1) Ashley Toomey Rabun 4) Maureen Quill 2) William Young 5) Jill Mavro 3) James Ross 2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V77213 - S19121

Inbound Information Agent Script

CLIENT NAME: INVESTMENT MANAGERS SERIES TRUST

Meeting Date: September 12,2025

Dedicated Toll-Free Number: 1-855-206-0882

INBOUND GREETING:

Thank you for calling the Broadridge Proxy Services Center for the INVESTMENT MANAGERS SERIES TRUST, you are on a recorded line. My name is <Agent Name>. How may I assist you today?

IF UNSURE OF VOTING:

Would you like me to review the proposal(s) with you? <Once questions have been answered using the proxy materials provided, review the voting options available.>

IF NOT RECEIVED/REQUESTING MATERIAL TO BE RE-MAILED:

Mr./Ms. <shareholder’s last name>, if you would like to review the proxy statement, {CLIENT NAME} made it easy for you to review online at {INSERT URL for Proxy Statement}. Should you have any questions once you have reviewed the material, please contact us at 1-855-206-0882 between the hours of 9:00am and 10:00pm Monday through Friday Eastern Time.

VOTING OPTIONS (REGISTERED AND BENEFICIAL):

To vote by Internet

1) Read the Proxy Statement and have the proxy ballot at hand.

2) Go to website www.proxyvote.com

3) Enter your control number, located in the box with the arrow next to it.

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy ballot at hand.

2) Call the phone number listed on the top right of your ballot (starts with 1-800)

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card.

3) Sign and date the proxy card.

4) Return the proxy card in the preaddressed, postage paid envelope provided

© 2025 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	Broadridge.com CONFIDENTIAL INFORMATION

PRE-RECORDED MESSAGES – CANNOT BE UPDATED

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your Funds accounts, please contact your Investment professional. Thank you.

Call Center Hours of Operation:

Monday through Friday, 9AM to 10PM Eastern Time (ET).

© 2025 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	Broadridge.com CONFIDENTIAL INFORMATION